THIS MARKETING AGENCY AGREEMENT

                   Made as of the 21st day of September, 2006

                                    BETWEEN:

     WATAIRE INTERNATIONAL, INC., A NEVADA CORPORATION WHICH IS A WHOLLY OWNED SUBSIDIARY OF CIMBIX CORPORATION, A WASHINGTON CORPORATION (JOINTLY REFERRED TO
                                AS THE "COMPANY")


                                       AND

                             P 204 ENTERPRISES LTD.
               P204 ENTERPISES LTD. 258 CAMELOT COURT, KELOWNA BC,
                                 VIV IN2 CANADA
                             (The "Marketing Agent")

     WHEREAS, Wataire Industries, Inc., a Nevada corporation, is the legal and beneficial owner of all right, title, intellectual property, and interest in and to the trade name, copyright, brand and trademark "Wataire" with respect to Wataire's proprietary water-generating machines (the "Product").

     WHEREAS, Wataire granted a worldwide license to the Company to market and distribute the Products and the Company have the rights to use packaging, accessories, and promotional materials for the purposes of selling the Products;

     WHEREAS, The Marketing Agent has requested and the Company has agreed to grant to the Marketing Agent, the distribution and marketing rights for private label branded Products on the terms and conditions hereof.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and agreements hereinafter set forth, the Marketing Agent, the Company, and Wataire International agree as follows:

1.00 APPOINTMENT

1.01 The Company hereby appoints the Marketing Agent its Marketing Agent for private label branded products upon the terms and conditions hereinafter set forth, and the Marketing Agent hereby accepts such appointment.

1.02 SCOPE OF APPOINTMENT: Providing that the Marketing Agent has not breached any provisions of this agreement and provided further that the Marketing Agent diligently and faithfully carries out the duties and obligations imposed on it by this Agreement, the Marketing Agent shall, during the term of this Agreement, and any extended period of Agreement or upon renewal of this Agreement, be the Wataire marketing Agent of the Company selling private label


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products on a global basis. The Company shall not appoint any other Private
Label Marketing agent nor otherwise distribute or sell the Marketing Agent's branded product. The Marketing Agent also agrees to exclusively purchase all atmospheric water generating related products from the Company.
Notwithstanding the Company's appointment of the Marketing Agent as its private label Marketing Agent and the Marketing Agent's agreement to exclusively purchase all atmospheric water generating products from the Company, the Company reserves the right, at its sole discretion, to manufacture and sell its products under any other private label brand on the following conditions:

          (i) The Company agrees not to manufacture or sell its atmospheric water generating related products to or under any other private label brand other than the "Wataire" brand(s), any other brand developed by the Company for its own sales, or the Marketing Agent's private label brand(s) for less than a minimum of 20% over the standard invoice price to the Marketing Agent before freight, taxes and duties.

          (ii) The Marketing Agent will use its best efforts assist the Company by contributing its expertise on successful brand creation and development, and the Company will endeavor to ensure the private label brand does not create undue market channel confusion or make available any foreseeable technical advantages that are not also available to the Marketing Agent's brands.

          (iii) The Company and the Marketing Agent shall equally share the revenues from any competitive private label brand introduced by the Marketing Agent, which revenues are above the amounts over the normal invoice price to the Marketing Agent before freight, taxes and duties. The Marketing Agent agrees to bring all private label requests from its retail market channel customers to the Company and, if the Company agrees to supply the retailer's private label brand, then the Marketing Agent will be compensated as in 1.04 above. This provision is to prevent loss of any prospective private label sale and insure cooperation between the Company and the Marketing Agent.

1.03 PRICING POLICY: Prices are subject to revision and change by the Company from time to time, and the Company will make every effort to provide the Marketing Agent 30-45 days notice of any price changes.

1.04 SUB AGENTS: The Company grants the right to the Marketing Agent to appoint Sales Dealers and Sub-Distributors, such appointments shall be at the Marketing Agents expense, subject to the provisions of Section 4.02 below and subject to prior written approval by the Company

1.05 SALES ACTIVITIES: The Company grants the rights to the Marketing Agent to market promote and sell the private label branded products.

1.06 Sales quota: The Company agrees that only the sales or orders generated directly by the Marketing Agent's efforts for the sale of the Marketing Agent's branded products will be counted as part of any required sales quota.


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1.07 CUSTOMER INQUIRIES.  The Company covenants and agrees that all inquiries with respect to private label brands, or orders for, the Marketing Agents brand of Products received by the Company shall be referred to the Marketing Agent for the Marketing Agent's attention in accordance with the terms of this agreement.

1.08 The Marketing Agent covenants and agrees that all inquiries with respect to private label brands or orders for the Product received by the Marketing Agent that he cannot appropriately service shall be referred to the Company for the attention of the Company.

2.00 TERM

The term of this Agreement shall be for a period of five years and will commence immediately upon execution of this agreement.

RENEWAL.
The Company and the Marketing Agent agree to negotiate an extension to this agreement for a further five-year period, if, within the term of this Agreement, the Marketing Agent has fulfilled all of its obligations and duties hereunder.

3.00  OBLIGATIONS  OF  THE  AGENT

During the term of this Agreement the Marketing Agent shall use its best efforts to advertise and promote the sale of the private branded Products and to make regular and sufficient contact with any prospective customers.

3.01 The Marketing Agent agrees to supply the Company with quarterly records of all contacts made by the Marketing Agent's representatives; and

3.02 The Marketing Agent assumes all liability, responsibilities and expenses for "After Sales Service", and must work towards stocking a minimum quantity of replacement parts equal to 3-4% of its projected sales volume.

3.03 The Marketing Agent agrees to limit his sales activities to the private label branded product unless otherwise authorized by the Company.

4.00 STATUS OF AGENT

4.01 The status of the Marketing Agent shall be that of an independent contractor and the Marketing Agent shall have no authority to assume or create any obligation whatsoever expressed or implied, in the name of the Company, or to bind the Company in any manner whatsoever.
4.02 The Marketing Agent shall have no authority hereunder to enter into any contract of sale or employment on behalf of the Company, or to endorse the Company's checks, or to make allowances or adjustments on accounts for the return of merchandise, except pursuant to written authorization of the Company. The Company retains the right to review and approve of the legal language in any Dealer, Sub-agent or Distribution appointment agreement


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
     entered into by the Marketing Agent that will or could oblige the Company in any manner.
4.03 The Marketing Agent undertakes and agrees that it will not furnish to any customer or prospective customer, any warranties, undertakings, or guarantees other than the Company's standard written and authorized product warranties, undertakings or guarantees that may intend to involve the responsibility or liability of the Company unless authorized by the Company in writing. In the event that the Marketing Agent does allow or furnish to customers or prospective customers, any additional warranties, undertakings or guarantees of any nature whatsoever, which might involve the responsibility or liability of the Company, and which is not authorized by the Company in writing, the Marketing Agent agrees to indemnify and save the Company harmless from any claims, demands, damages, costs or losses whatsoever arising out of or in any way connected with such warranties, undertakings or guarantees.


5.00 EXPENSES

     5.01 Except as hereinafter provided, all expenses in connection with the Marketing Agent's performance of this Agreement and its activities as Marketing Agent for the Company in accordance with the terms of this Agreement, including, but not limited to travel, automobile, salaries and supplies, shall be borne by the Marketing Agent and it shall be solely responsible for the payment thereof.
          At its discretion and in the interest of promoting sales the Company may provide at its expense, technical information, access to marketing materials and technical personal for purposes of training, product launches, and trade shows.

6.00 ACCEPTANCE OF ORDERS

     6.01 Orders received by the Marketing Agent for the purchase of private label branded Products shall not bind the Company until accepted by it. The Company reserves the sole and exclusive right to accept or reject any order. In the interests of duty and corporate growth the Company shall make every effort to complete the supplier obligations and agrees not to unreasonably or capriciously reject any orders obtained as a result of the efforts of the Marketing Agent. This condition is in part to protect the Company against supply shortages, acts of God, natural disasters and component supply problems.

7.00 OBLIGATIONS OF THE COMPANY

     7.01 During the currency of this Agreement the Company shall:

          7.01.01 Permit the Marketing Agent to hold itself out as the Marketing Agent, for the private label branded Product during the term of this Agreement, and during any renewal term

          7.01.02 Permit the Marketing Agent to use all intellectual property rights and know how associated with the Product in the course of its performance of this Agreement;


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
          7.01.03 Provide technical materials, pricing information and other related materials as may be reasonably required to market the Product.

          7.01.04 Provide to the Marketing Agent a commercially acceptable industry standard one-year parts replacement warranty for the Product.


8.00 PRICING AND TERMS

8.01 The Marketing Agent agrees to purchases of the Products as follows:

          8.01.01 Initial order of two - CI 2500 Commercial Industrial units

          8.01.02 Five 40-ft. containers of WII- 4012 or an equivalent cash value for any future units mutually agreed upon by the Company and the Marketing Agent This product order shall be placed immediately upon execution of this Agreement.

          8.01.02 Annual minimum quantities of six CI-2500 Commercial Industrial units and twelve 40-ft. containers of WII-4012 units, or equivalent value respective future units mutually agreed upon by the Company and the Marketing Agent.

          8.01.03 All purchases by the Marketing Agent will be on a "FOB factory" basis.

          8.01.04   The Marketing Agent's price for the CI-2500
                    Commercial Industrial units, the W II-4012 units and all future product will be subject to price changes under the terms of this contract, in USD and are currently as follows:

             I)     2500  LPD  units  @  $  82,500.00
            II)     WII-4012  @  $  546.00  per  unit

          8.01.05 An Irrevocable Transferable Letter of Credit posted with a financial Institution acceptable to the company must accompany each order, notwithstanding the initial order which the Company has agreed to allow 45-days from the signing of this agreement for the Marketing Agent to post the initial Irrevocable Transferable Letter of Credit in order to facilitate the initial time required to properly organize, capitalize, and structure the Marketing Agent's company in anticipation of fulfilling the Marketing Agent's obligations in this agreement and to allow the Company and Marketing Agent the appropriate time to design and approve the private label branded units.

          8.01.06 The Company will facilitate orders immediately upon receiving the


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                    transferable Irrevocable Letter of Credit, and shall make
                    its best effort to deliver all goods within 60 days of acceptance of the said letter of Credit.

9.00 RIGHTS OF FIRST REFUSAL

9.01 The Company and the Marketing Agent mutually agree that the intent of this Agreement is to grow each other's businesses and therefore grant a right of first refusal to one another on the following basis;

9.02 The Marketing Agent agrees to disclose all products not manufactured by the Company which the Marketing Agent may wish to manufacture under the Marketing Agent's brand and give the Company a 90-day right of first refusal to supply the Marketing Agent with equivalent products. The Marketing Agent will disclose all costs, product specifications, product forecasts, minimum opening and first year orders and all other related materials from any competitive suppliers that the Marketing Agent is considering in order to allow the Company a 90-day period to properly evaluate and access whether the Company has the interest, ability or desire to offer the Marketing Agent an equivalent product at a competitive price.

9.03 If the Company can offer the Marketing Agent an equivalent product at a completive price and reasonable time and production schedule, the Marketing Agent agrees to purchase this product from the Company. This provision does not authorize the Marketing Agent to manufacture or to source manufacturing using water-from-air harvesting technologies already developed by the Company.

9.04 The Company agrees to give the Marketing Agent a 90-day right of first refusal to be the private label brand of any future related product the Company is considering manufacturing or marketing. The Company will supply the Marketing Agent all costs, product specifications, minimum order requirements and all other related materials in order to allow the Marketing Agent a 90-day period to properly access whether the Marketing Agent has the interest, ability or desire to fulfill the Company's manufacturing and marketing goals for future related products. If the Marketing Agent is able to meet the Company's minimum order requirements and terms, the Company agrees to supply the Marketing Agent these future related products under the Marketing Agent's Private Label Brand.

9.05 If either the Marketing Agent or the Company has offered the other a written proposal outlining its desire to market future new related products, and has reasonably given the other the product specifications, minimum order requirements and other reasonable information to access the opportunity, and has either received notice from the other declining the right to participate in the opportunity or has allowed 90-days from the time the written proposal has been offered and has not received confirmation of the intent and ability of the other to participate, then both the Marketing Agent and the Company mutually agree to grant the other the ability to pursue the stated opportunity with whomever they choose and be free of any further obligation to each other in regards to the specific product(s) given the other in the original proposed outline.


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
9.06 The Marketing Agent agrees to grant the Company a 90-day right of first refusal to participate with the Marketing Agent in any offering or entry into any form of agreement with a publicly trading company using or promoting the branded product or products provided to companies in the course of standard sales and marketing activities.


10.00 TERMINATION WITHOUT NOTICE

10.01 The Company may, in its sole discretion, terminate this Agreement without notice or delay on the happening of any of the following events:

         10.01.01 The Marketing Agent breaching any of the terms or conditions of this agreement;

         10.01.02 The Marketing Agent becoming insolvent or being unable to pay its debts as they generally become due;

         10.01.03 The Marketing Agent making an assignment for the benefit of its creditors or being petitioned into Bankruptcy;

         10.01.04   A Receiver or Trustee in Bankruptcy of the
                    Marketing Agent being appointed; or

         10.01.05 The Marketing Agent is not being the effective cause of the sale of a minimum of 50% of the agreed annual quantities by the end of the first 12 months. In the event of termination for failure to reach the required sale targets, the Marketing Agent shall continue to be obligated under this Agreement as set out herein, for any sales or dealership or sub-agent agreements entered into prior to the date of termination.

11.00    GENERAL  PROVISIONS

11.01 The Marketing Agent may, in its sole discretion, terminate this Agreement without notice or delay on the happening of any of the following events:

     (i) the Company breaching any of the terms or conditions of this Agreement;

     (ii) the Company becoming insolvent or being unable to pay its debts as they generally become due;

     (iii) the Company making an assignment for the benefit of its creditors or being petitioned into Bankruptcy;

     (iv) a Receiver or Trustee in Bankruptcy of the Company being appointed; or

     (v) the Company being unable to supply a minimum of 50% of the agreed annual first year quantities to the Marketing Agent.


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
11.02 INDEMNIFICATION. The Company agrees to indemnify and save the Marketing Agent harmless from any claims, demands, damages, costs or losses whatsoever arising out of or in any way connected with the intellectual property, patents or manufacturing processes of The Company in supplying the Marketing Agent its product. The Company agrees, at its sole cost, to defend all legal challenges brought against the Marketing Agent connected with the intellectual property and its right to market or manufacture the atmospheric water generators/purifiers which the Company is supplying to the Marketing Agent. The Marketing Agent agrees to cooperate fully with the company in furnishing the company with any notices of any legal challenges whatsoever and in cooperating with the Company fully in preparing its legal defense for any intellectual property related legal challenges.

11.03 FORCE MAJEURE. In the Event of an inability or failure by the Company to manufacture, supply or ship any of the Product by reason of any fire, explosion, war, riot, strike, walk out, labor controversy, flood, shortage of water, power, labor, or transportation facilities of necessary materials or supplies. Default or failure of a carrier, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act or order of any court, board, government or other authority of competent jurisdiction, or any other direct cause (whether or not of the same character as the foregoing) beyond the reasonable control of the Company, then the Company shall not be liable to the Marketing Agent during the period and to the extent of such inability or failure. Deliveries omitted in whole or in part while such inability remains in effect shall be cancelled.

11.04 GOVERNING LAW. This agreement shall be made and construed in accordance with the laws of the State of Nevada, USA. All disputes arising from or in connection with this contract shall if possible be settled amicably through friendly negotiation. In case no settlement can be reached thereby the dispute may, if either Party so desires, be resolved by arbitration, to be approved by mutual consent; otherwise, the parties agree that any litigation concerning the terms of this Agreement shall be resolved by litigation conducted in Clark County, Nevada, and both parties consent to such location as a convenient forum for the resolution of disputes.

11.05 ENTIRE AGREEMENT. This Agreement together with all other documents incorporated by reference shall constitute the entire agreement between the Company and the Marketing Agent. With respect to all matters herein it is agreed that its execution has not been induced by, nor does the Company or the Marketing Agent rely upon or regard as material, any representations or writing whatsoever not incorporated herein and made a part hereof and this agreement shall not be amended, altered or qualified except by memorandum in writing signed by the Company and the Marketing Agent. Any amendment, alteration or qualification hereof shall be null and void and shall not be binding upon any party who has not given its consent aforesaid.

11.06 TIME OF THE ESSENCE. Time shall be of the essence of this agreement and every part hereof.

11.07 NOTICE. Any notice, demand or other communication by the terms hereof required or permitted to be given by one party to another shall be given in writing by registered mail, postage prepaid, addressed to such other party or delivered to such other part as follows:


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               COMPANY:
               9663  SANTA  MONICA  BOULEVARD.  SUITE  134
               BEVERLY  HILLS,  CA  90210

               MARKETING  AGENT:

               P204  ENTERPISES  LTD.  258  CAMELOT COURT, KELOWNA  BC,
               VIV  IN2  CANADA

Or such other address as may be given by any of the parties. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to be given upon the date of delivery by commercial express mail service (e.g. FedEx, UPS, etc.), next-business day delivery, postage prepaid and addressed to the addressee at the last address recorded on the records of the Company.

11.08 NON-WAIVER. No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

11.09 NUMBER AND GENDER. All terms and words used in this agreement regardless of the number and gender in which they are used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine or feminine or neuter as the context or sense of this agreement or any paragraph or clause herein may require, the same as if such words would have been fully and properly written in the appropriate number and gender.

      (The remainder of this page is intentionally blank.  The signature page follows.)


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IN WITNESS WHEREOF THE PARTIES HERETO AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN
HAVE  DULY  EXECUTED  THIS  AGREEMENT.

SIGNED,  SEALED  AND  DELIVERED
In  the  presence  of:                       CIMBIX  CORPORATION


Name                                      Per
    ----------------------------             ---------------------------

Address                                      Authorized  Signatory
       -------------------------


--------------------------------

Title
     ---------------------


SIGNED,  SEALED  AND  DELIVERED
In  the  presence  of:                       P  204  ENTERPRISES  LTD.


Name                                      Per
    ----------------------------             ---------------------------

Address                                      Authorized  Signatory
       -------------------------


--------------------------------

Title
     ------------------------


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